CERTIFICATE OF INCORPORATION

                                       OF

                             LINKUN ENTERPRISE INC.

         FIRST: The name of his corporation in LINKUN ENTERPRISE INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1313 N. Market Street, Wilmington DE 19801-1151, County of New Castle. The registered agent in charge thereof is The Company Corporation address "same as above".

         THIRD: The nature of the business and, the objects and purpose proposed to be transacted, promoted and carried on, not to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, via:

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at .001 par value.

         FIFTH: The name and mailing address of the incorporator is as follows:

         Regine Cephas, 1313 N. Market St., Wilmington DE: 9801-1151

         SIXTH: The Directors shall have power to make and to alter or amend the By-Laws to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount upon the property and franchise of the Corporation.

         With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

         The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder: and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as confirmed by the law of the By-Laws, or by resolutions of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolutions of the stockholders or directors, except as otherwise required by the laws of Delaware.

         SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders: (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation: or (4) a transaction from which the director derived an improper personal benefit.

         I, THE UNDERSIGNED for the purpose of forming a Corporation under the laws of the State of Delaware do make, file and record this Certificate and do certify that the facts are true and I have accordingly hereunto set my hand.



DATED: October 8, 1997                                    /s/ Regina Cephas
                                                          ----------------------
                                                          Regina Cephas

[STAMP]

================================================================================
                            THE COMPANY CORPORATION

             1313 N Market Street o Wilmington, Delaware 1980-1151
                o Telephone (302) 575-0440 o Fax (302) 575-0046



--------------------------------------------------------------------------------


                   STATEMENT BY INCORPORATOR OF ACTION TAKEN
                       IN LIEU OF ORGANIZATION MEETING OF


                             LINKUN ENTERPRISE INC.
--------------------------------------------------------------------------------

         The undersigned being the incorporator of the corporations makes the following statement of action taken to organize the corporation in lieu of an organization meeting.

         By-Laws regulating the conduct of the business and affairs of the corporation will be adopted and appended to this statement.

         The following person(s) were appointed director(s) of the corporation until the first annual meeting of the stockholders or until their successors shall be elected or appointed and shall qualify:

                                 Morris Diamond
                                 Shirley Diamond
                                 Suzanne Luxenberg

         The director(s) are authorized and directed to issue from time to time the shares of capital stock of the corporation, now or hereafter authorized, wholly or partly for cash, or labor done, or services performed, or for personal property or leases thereof, received for the use and lawful purposes of the corporation, or for any consideration permitted by law, as in the discretion of the director(s) may seem for the best interests of the corporation.



                                /s/ Regina Cephas

                                                                         [STAMP]


                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTFIY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LINKUN ENTERPRISE INC.", CHANGING ITS NAME FROM "LINKUN ENTERPRISE INC." TO "LCS GOLF, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 197, AT 11:10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




[STAMP]                                      /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 8729912


                                                       DATE: 10-29-97

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                             LINKUN ENTERPRISE INC.



         The undersigned, being the President of Linkun Enterprise Inc., a Delaware, hereby certifies that by unanimous vote of the Board of Directors and majority vote of the Stockholders at a meeting held upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware on October 25, 1997, it was agreed that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION BE FILED.

         The undersigned further certifies that the original Articles of Incorporation of Linkun Enterprise Inc. were filed with the Secretary of State of Delaware on the 8th day of October, 1997. The undersigned further certifies that the original Articles of Incorporation filed on the 8th day of October, 1997, herein is amended to read as follows:

         FIRST: The name of this corporation is LCS GOLF, INC.

         The undersigned hereby further certifies that he has on this 25th day of October, 1997, executed this certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Delaware.


                                              /s/ Michael D. Mitchell
                                              ----------------------------------
                                              Dr. Michael D. Mitchell, President



STATE OF FLORIDA
COUNTY OF PALM BEACH:

On this 25th day of October, 1997, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Dr. Michael D. Mitchell, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that be executed the same.


[STAMP]                                                /s/ Don A. Paradiso
                                                       -------------------------
                                                       Notary Public

                                                                         [STAMP]

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

         LCS GOLF, INC. a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is LCS Golf, Inc.
                                          --------------------------------------

          ----------------------------------------------------------------------

     2. The registered office in the State of Delaware is located at 1013 Centre Rd. __________________ Street, City of Wilmington Zip Code 19805 County of New Castle the name and address of its registered agent is The Company Corporation 1013 Centre Rd. Wilmington, DE 19805.

     3. The date of filing of the original Certificate of Incorporation is Delaware was October 8, 1997.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1999, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extention and restoration of charters, Michael Mitchell the last and acting authorized officer hereunto set his/her hand to this certificate this 28th day of June 1999.



                                        By: /s/ Michael Mitchell
                                            -----------------------------
                                            Authorized Officer

                                        Name: Michael D. Mitchell, M.D.
                                              ---------------------------
                                              Print or Type

                                        Title: President
                                               ---------------------------

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTFIY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LCS GOLF, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 1999, AT 9:01 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




[STAMP]                                      /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                                                         [STAMP]

                            CERTIFICATE of AMENDMENT

                                       OF

                                 LCS Golf, Inc.


         The undersigned, being the President of LCS Golf, Inc., a Delaware Corporation incorporated on October 8, 1997 as Linkun Enterprise, Inc., hereby certifies that by unanimous vote of the Board of Directors and majority vote of the Stockholders at a meeting held upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware on June 25, 1999, it was agreed that this CERTIFICATE OF AMENDMENT of LCS Golf, Inc. be filed.

         The undersigned further certifies that the original Articles of Incorporation of LCS Golf, Inc. incorporated as Linkun Enterprise, Inc. were filed with the Secretary of State of Delaware on the 8th day of October, 1997. The undersigned further certifies that the original Articles of Incorporation filed on the 8th day of October, 1997, herein is amended to read as following.

          FOURTH: The amount of the total authorized capital stock of this corporation is divided into 50,000,000 (fifty million) shares of stock at .001 par value.

The undersigned hereby further certifies that he has on this 28th day of June, 1999, executed this Certificate of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Delaware.


                                                /s/ Michael Mitchell
                                                --------------------------------
                                                Dr. Michael Mitchell, President


STATE OF FLORIDA
COUNTY OF PALM BEACH:

On this 28th day of June, 1999, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Dr. Michael Mitchell, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Amendment and acknowledged to me that be executed the same.


[STAMP]                                                /s/ Don A. Paradiso
                                                       -------------------------
                                                       Notary Public